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                                                                    EXHIBIT 23.8

                      CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Post Effective Amendment No. 1 on Form S-8 to Form S-4 Registration Statement of our report dated March 14, 1997, on the financial statements of South Brooklyn Nephrology Center, Inc. (a Subchapter S Corporation) for the years ended December 31, 1996 and 1995 which appears on page F-1 of Total Renal Care Holdings, Inc.'s Current Report on Form 8-K dated January 22, 1998.


/s/ MAIER MARKEY & MENASHI LLP

MAIER MARKEY & MENASHI LLP
Larchmont, New York
February 24, 1998